UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

INDUSTRIAL INCOME TRUST INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On September 11, 2015, in connection with the definitive proxy statement (the “Proxy Statement”) to solicit proxies to approve the previously announced merger among Industrial Income Trust Inc. (the “Company”), Western Logistics LLC and Western Logistics II LLC, Broadridge Financial Solutions, Inc., the Company’s proxy solicitor, prepared the following telephone solicitation script for use with stockholders of the Company at the time of the mailing of the Proxy Statement.

Solicitation Script

Industrial Income Trust Inc. – IIT

Meeting Date: October 21, 2015

Toll Free Number: 855-742-8273

Inbound Greeting:

Thank you for calling the Broadridge Proxy Services Center for the Industrial Income Trust Inc. – IIT. My name is <Agent Name>. How may I assist you today?

General Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms.<last name>. My name is <agent name>. I’m calling on behalf of your current investment with Industrial Income Trust Inc. – IIT to confirm you have received the proxy materials for the Special meeting of stockholders scheduled for October 21, 2015. Have you received proxy materials?

Near Meeting Date Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms.<last name>. My name is <agent name>. I’m calling on behalf of your current investment with Industrial Income Trust Inc. – IIT to confirm you have received the proxy materials for the Special meeting of stockholders scheduled in just a few days on October 21, 2015. Have you received proxy materials?

Adjournment Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hi Mr. /Ms.                             , my name is <Agent Name> and I am calling on behalf of your current investment with Industrial Income Trust Inc. – IIT. Due to the lack of stockholder participation, the Special Meeting of Stockholders has been adjourned to <date/time>. Have you received proxy materials?

Voting:

Your board has recommended a vote IN FAVOR of the proposals. Would you like to vote along with the recommendations of the board for all of your accounts?

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Thank you, I am recording your <for, against, abstain> vote. For confirmation purposes, please state your full name.

And according to our records, you currently reside in <read city, state, and zip code>.

To ensure we have the correct street address for the confirmation, please state your street address.

Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at this toll free number 855-742-8273.

Mr./Ms. <Stockholder’s Last Name>, your vote is important and your time is appreciated. Thank you and have a good <day, evening, night>.

If Unsure of voting or does not want to vote along with the recommendation of the Board:

Would you like me to review the proposals with you? <After review, ask them if they would like to vote now over the phone>.

If not received/Requesting material to be re-mailed:

I can resend the proxy materials to you, or I can review the proposals with you and record your vote immediately by phone. <Pause for response>

After review, ask them if they would like to vote now over the phone:

Your Board recommends that you vote “FOR” the proposals. Would you like to vote along with the recommendations of the Board for all your accounts?

If they don’t want proposals reviewed:

Do you have an email address this can be sent to? <If yes, enter the email address in the notes and read it back phonetically to the stockholder.>

Thank you. You should receive the proxy materials shortly and the materials will inform you of the methods available to cast your vote, one of which is to call us back at 855-742-8273.

If Not Interested:

I am sorry for the inconvenience. Please be aware that as a stockholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

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ANSWERING MACHINE MESSAGE:

Hello, my name is <Agent Name> and I am a proxy voting specialist calling on behalf of Industrial Income Trust Inc. – IIT. You should have received proxy material electronically or in the mail concerning the Special Meeting of Stockholders to be held on October 21, 2015.

Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 855-742-8273 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9:00 AM to 10:00 PM Eastern Time. Voting takes just a few moments and will benefit all stockholders. Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE:

Hello, this is the Broadridge Proxy Services Center calling with an important message on behalf of Industrial Income Trust Inc. – IIT. You should have received proxy material electronically or in the mail concerning the Special Meeting of Stockholders to be held on October 21, 2015.

Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 855-742-8273 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9:00 AM to 10:00 PM Eastern Time. Voting takes just a few moments and will benefit all stockholders. Thank you for your prompt attention to this matter.

INBOUND - CLOSED RECORDING:

Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:00 AM to 10:00 PM Eastern Time. Thank you.

INBOUND - CALL IN QUEUE MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other stockholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

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END OF CAMPAIGN MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. The Stockholder meeting has been held and as a result, this toll free number is no longer in service for proxy related calls. If you have questions about your investment, please contact your Financial Advisor or the fund company directly. Thank you and have a nice day.

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Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, IIT has filed with the Securities and Exchange Commission (the “SEC”) and has mailed or provided to its shareholders a proxy statement and other relevant materials, and will hold a special meeting of its shareholders to obtain the requisite shareholder approval. Before making any voting or investment decisions, IIT’s shareholders are urged to read the proxy statement in its entirety and any other relevant documents filed with the SEC because they will contain important information about the proposed merger. The proxy statement and other relevant materials containing information about the proposed transactions, and any other documents filed by IIT with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov and IIT’s website at www.industrialincome.com. In addition, shareholders may obtain free copies of the proxy statement and other documents filed by IIT with the SEC by directing a written request to the following address: Industrial Income Trust Inc., Attention: Eric Paul, 518 17th street, Denver, CO 80202.

IIT and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of IIT in connection with the merger. Information about those executive officers and directors of IIT and their ownership of common stock is set forth in the proxy statement for IIT’s 2015 annual meeting of shareholders, which was filed with the SEC on April 17, 2015. Shareholders may obtain additional information regarding the direct and indirect interests of IIT and its executive officers and directors in the merger by reading the proxy statement regarding the merger when it becomes available.

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Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform of 1995. These forward-looking statements generally can be identified by use of statements that include words such as “intend,” “plan,” “may,” “should,” “could,” “will,” “project,” “estimate,” “anticipate,” “believe,”

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“expect,” “continue,” “potential,” “opportunity” and similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of IIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors may include, but are not limited to, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the failure of IIT to obtain the requisite vote of shareholders required to consummate the proposed merger or the failure to satisfy the other closing conditions to the merger or any of the other transactions contemplated by the merger agreement; (iii) risks related to disruption of management’s attention from IIT’s ongoing business operations due to the transaction; (iv) the effect of the announcement of the merger on the ability of IIT to retain key personnel, maintain relationships with its customers and suppliers, and maintain its operating results and business generally; (v) the ability of third parties to fulfill their obligations relating to the proposed transaction, including providing financing under current financial market conditions; (vi) the tax impact of the transactions contemplated with respect to the Liquidating Trust and resultant tax treatment relating to, arising or resulting from or incurred in connection with such transactions; (vii) the actual distributions to be received by shareholders from the Liquidating Entity, if any, the timing of such distributions and the market prices for the Excluded Properties at the time of any sales by the Liquidating Entity, including costs related thereto; (viii) the outcome of any legal proceedings that may be instituted against IIT and others related to the merger agreement; (ix) the ability of IIT to implement its operating strategy; (x) IIT’s ability to manage planned growth; (xi) changes in economic cycles; and (xii) competition within the real estate industry.

In addition, these forward-looking statements reflect IIT’s views as of the date on which such statements were made. IIT anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing IIT’s views as of any date subsequent to the date hereof. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by IIT or any other person that the results or conditions described in such statements or the objectives and plans of IIT will be achieved. Additional factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in IIT’s SEC reports, including, but not limited to, the “Risk Factors” section of IIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on February 27, 2015 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. IIT expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

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